SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              -------------------
                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2000
                                                 --------------------

                       RAMTRON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                  Delaware
      (State of or other jurisdiction of incorporation or organization)

                                    0-17739
                          (Commission File Number)

                                84-0962308
                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921 (719) 481-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 5  -  OTHER EVENTS:

On March 3, 2000, the Company announced three unrelated financial transactions improving the Company's capital structure: (i) Dimensional Fund Advisors elected to convert its $3.4-million note, including accrued interest, into Ramtron common shares at a conversion rate of $5.00 per share, in accordance with the provisions of its July 1999 loan to the Company;
(ii) NTC Liquidating Trust filed a 13D/A7 report with the Securities and Exchange Commission, disclosing that its beneficial ownership decreased from 1,198,891 shares to 396,387 shares, or 2.83%, of Ramtron common stock; and
(iii) warrants issued from a private placement were exercised, representing 52,500 shares of common stock, at an exercise price of $10.81 per common share. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

                                   Page-1

ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Form Financial Information - Not Applicable
     (c)  Exhibits.  The following exhibits are furnished as part of this report:

               Exhibit        Description
               -------        -----------

               99.1           Press Release dated March 3, 2000.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
                                              ------------------------------
                                              LuAnn D. Hanson
                                              Acting CFO
Dated March 17, 2000

                                   Page-2